UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 14, 2005

EDGE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22149	76-0511037
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Travis, Suite 2000, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (713) 654-8960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 15, 2005, Edge Petroleum Corporation (“Edge”) issued a press release correcting Edge’s previously released financial results for the three months and year ended December 31, 2004 and for the three and nine months ended September 30, 2004.  The press release is furnished herewith as Exhibit 99.1.

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 14, 2005, Edge concluded, with the concurrence of its Audit Committee, that it will restate its historical financial statements for the three and nine months ended September 30, 2004 to correct errors discussed below.  Edge will amend its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.  Investors are cautioned not to rely on the historical financial statements included therein until such amendment is filed.  Similarly, investors are also cautioned not to rely on the pro forma financial statements as of and for the nine months ended September 30, 2004 that were filed on a Form 8-K/A on January 21, 2005 regarding Edge’s acquisition of certain working and revenue interests in oil and natural gas properties from Contango Oil & Gas Company until an amendment thereto is filed containing the corrected pro forma financial statements.

The Company recently discovered an error in a consolidating financial statements spreadsheet application used to eliminate intercompany balances.  Revisions to property and equipment to be effected in the restatement stem from an intercompany balance that was not eliminated in such application but instead was inadvertently recorded to property causing property to be overstated.  The restatement will result in a decrease in gross oil and gas property (property and equipment), a decrease in depletion expense and related accumulated depletion, a decrease in net cash provided by operating activities and net cash used in investing activities, and an increase in net income and earnings per share, in each case as of or for the periods ended September 30, 2004, as applicable. Management has concluded, based on the circumstances involving the spreadsheet error discussed above, that as of December 31, 2004, a material weakness in internal control over financial reporting existed with respect to the design of Edge's controls over the elimination of intercompany balance and transactions. The principal changes to the Company’s statements of operations, balance sheet and statements of cash flows for the three and nine months ended September 30, 2004 expected to be reflected in the restatement are set forth below:

	Three Months Ended September 30, 2004			Nine Months Ended September 30, 2004
	As Previously Reported	Adjustments	Restated	As Previously Reported	Adjustments	Restated
Depletion, depreciation, amortization and accretion	$5,446,446	$(312,994)	$5,133,452	$15,830,248	$(312,994)	$15,517,254
Total operating expenses	9,348,126	(312,994)	9,035,132	29,703,881	(312,994)	29,390,887
OPERATING INCOME	3,894,339	312,994	4,207,333	15,200,645	312,994	15,513,639
INCOME TAX EXPENSE	1,354,722	119,652	1,474,374	5,239,675	119,652	5,359,327

NET INCOME	2,489,552	193,342	2,682,894	9,628,869	193,342	9,822,211
COMPREHENSIVE INCOME	2,223,050	193,342	2,416,392	9,149,519	193,342	9,342,861

BASIC EARNINGS PER SHARE:
Income before cumulative effect of accounting change	$0.19	$0.02	$0.21	$0.75	$0.01	$0.76
Net income per share	$0.19	$0.02	$0.21	$0.75	$0.01	$0.76
DILUTED EARNINGS PER SHARE:
Income before cumulative effect of accounting change	$0.18	$0.02	$0.20	$0.71	$0.02	$0.73
Net income per share	$0.18	$0.02	$0.20	$0.71	$0.02	$0.73

	September 30, 2004
	As Previously Reported	Adjustments	As Restated
PROPERTY AND EQUIPMENT, Net – full-cost method of accounting for oil and natural gas properties (including unproved costs of $9.1 million at September 30, 2004)	$124,407,453	$(5,731,109)	$118,676,344
DEFERRED TAX ASSET	789,612	(119,652)	669,960
TOTAL ASSETS	145,686,006	(5,850,761)	139,835,245

Accrued liabilities	23,761,443	(6,044,103)	17,717,340
Total current liabilities	26,454,822	(6,044,103)	20,410,719
Total liabilities	50,163,533	(6,044,103)	44,119,430
Retained earnings	16,595,426	193,342	16,788,768
Total stockholders’ equity	95,522,473	193,342	95,715,815
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	145,686,006	(5,850,761)	139,835,245

	Nine Months Ended September 30, 2004
	As Previously Reported	Adjustments	Restated

Net income	$9,628,869	$193,342	$9,822,211

Deferred income taxes	5,239,675	119,652	5,359,327
Depletion, depreciation, amortization and accretion	15,830,248	(312,994)	15,517,254

Increase (decrease) in accrued liabilities	12,388,677	(6,044,103)	6,344,574

Net cash provided by operating activities	40,486,751	(6,044,103)	34,442,648

Oil and gas property and equipment additions	(42,111,219)	6,044,103	(36,067,116)

Net cash flow used in investing activities	(42,066,219)	6,044,103	(36,022,116)

Edge’s management and Audit Committee discussed the matters disclosed in this filing with BDO Seidman, LLP, the independent registered public accounting firm for Edge.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1                           Press release dated March 15, 2005 issued by Edge Petroleum Corporation.

Forward Looking Statements

Statements regarding additional procedures, assessments, controls, timing of filings and other statements that are not historical facts contain predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Edge believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those included in the forward-looking statements include the results of Edge’s assessments, audits and financial statements and other matters described in Edge’s most recent Form 10-K and other filings with the Securities and Exchange Commission.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION

	By:	/s/ MICHAEL G. LONG

Michael G. Long
Senior Vice President and Chief Financial and Accounting Officer

Date: March 16, 2005

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated March 15, 2005 issued by Edge Petroleum Corporation.